UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2015 (December 17, 2015)

MYOS CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-53298	90-0772394
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey		07927
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Effective December 17, 2015, MYOS Corporation (the “Company”) amended Section 2.01 of its bylaws (the “Amendment”) to remove the limit on the number of directors of the Company. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 17, 2015, the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) elected Dr. Robert J. Hariri, Dr. Buzz Aldrin, Dr. Louis Aronne, Dr. Sapna Srivastava, Christopher Pechock, Jack Levine, Victor Mandel, Joseph Mannello and John Nosta to serve as directors of the Company and (ii) ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Set forth below are the final voting results for each of the proposals:

Proposal 1 – Election of Directors

Dr. Robert J. Hariri, Dr. Buzz Aldrin, Dr. Louis Aronne, Dr. Sapna Srivastava, Christopher Pechock, Jack Levine, Victor Mandel, Joseph Mannello and John Nosta were elected to serve as directors of the Company until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld
Dr. Robert J. Hariri	1,348,106	4,327
Dr. Buzz Aldrin	1,352,433	0
Dr. Louis Aronne	1,351,433	1,000
Dr. Sapna Srivastava	1,352,433	0
Christopher Pechock	1,312,527	39,906
Jack Levine	1,337,433	15,000
Victor Mandel	1,086,229	266,204
Joseph Mannello	1,352,433	0
John Nosta	1,337,433	15,000

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

 The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstain
2,576,586	0	12,411

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS CORPORATION
Dated: December 21, 2015
/s/ Joseph C. DosSantos
Name: Joseph C. DosSantos
Title: Chief Financial Officer

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